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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 _______________

                                 INHIBITEX, INC.
             (Exact name of registrant as specified in its charter)


            Delaware
(State of incorporation or organization)               74-2708737
                                           (I.R.S. Employer Identification No.)

 1165 Sanctuary Parkway, Suite 400,
         Alpharetta, GA                                   30004
(Address of principal executive offices)                (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities  Act  registration  statement file number to which this form relates:
333-113243

Securities to be registered pursuant to Section 12(b) of the Act:




                                               Name of each exchange on
          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
                None                                     N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of class)


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Item 1.     Description of Registrant's Securities to be Registered

     For a description of the common stock, par value $.001 per share, of the Registrant to be registered hereunder (the "Securities"), reference is made to the information set forth under the caption "Description of Capital Stock" in the prospectus that constitutes a part of the Registrant's registration statement on Form S-1 originally filed on March 3, 2004 with the Securities and Exchange Commission (File No. 333-113243) and as amended to date and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement. The Securities have been approved for listing on the Nasdaq National Market under the symbol "INHX."

Item 2.     Exhibits

     The following exhibits are filed as part of this Registration Statement:

                Exhibit Number            Exhibit Title or Description
                --------------            ----------------------------

                        1 Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (file No. 333-113243) filed with the Securities and Exchange Commission on March 3, 2004.)

                        2 Form of Amendment to Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (file No. 333-113243) filed with the Securities and Exchange Commission on May 6, 2004.)

                        3 Bylaws, as amended, of Registrant (Incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (file No. 333-113243) filed with the Securities and Exchange Commission on March 3, 2004.)

                        4 Eighth Amended and Restated Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1 (file No. 333-113243) filed with the Securities and Exchange Commission on March 3, 2004.)

                        5 Amended and Restated By-Laws of the Registrant (Incorporated by reference to
                                    Exhibit 3.5 of the Registration Statement on
                                    Form S-1 (file No. 333-113243) filed with the Securities and Exchange Commission on March 3, 2004.)

                        6           Form of Common Stock Certificate
                                    (Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (file No. 333-113243) filed with the Securities and Exchange Commission on April 8, 2004.)

                        7 Amended and Restated Master Rights Agreement dated December 19, 2003 (Incorporated by reference to Exhibit 10.10 of the Registration Statement on Form S-1 (file
                                    No. 333-113243) filed with the Securities and Exchange Commission on March 3, 2004.)

                        8 Amendment No.1 to Amended an Restated Master Rights Agreement dated February 20, 2004 (Incorporated by reference to Exhibit
                                    10.11 of the Registration Statement on
                                    Form S-1 (file No. 333-113243) filed with the Securities and Exchange Commission on March 3, 2004.)

                        9 The description of the Registrant's Common Stock set forth under the caption "Description of Capital Stock" in the prospectus that constitutes a part of the Registration Statement on Form S-1 originally filed on March 3, 2004 with the Securities and Exchange Commission (File No. 333-113243), as amended to date and as may be further amended.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:   May 20, 2004
                                     Inhibitex, Inc.


                                     By: /S/ William D. Johnston, Ph.D.
                                         ---------------------------------
                                              William D. Johnston, Ph.D.
                                              Chief Executive Officer
                                              and President